10.1 Exhibit A

AMENDMENT NO. 1 TO

MANAGEMENT AND DISTRIBUTION AGREEMENT

This Amendment No. 1 to Management and Distribution Agreement (the “Amendment”) is entered into as of this 22nd day of June, 2011 by and among Infrared Applications Inc., a corporation formed under the laws of the State of Texas (“Subsidiary”), Infrared Systems International, a corporation formed under the laws of the State of Nevada (“IFRS”), Take Flight Equities, Inc., a corporation formed under the laws of the State of Washington (“Purchaser”), William M. Wright III, an individual (“Wright”), and Gary E. Ball, an individual (“Ball”), with reference to that certain Management and Distribution Agreement (the “Agreement”) dated April 12, 2010 by and among Subsidiary, IFRS, Purchaser, Wright and Ball (each of Subsidiary, IFRS, Purchaser, Wright and Ball is referred to herein individually as a “Party” and all are referred to collectively as the “Parties”). Unless otherwise set forth herein, capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement.

For good and valuable consideration, receipt and the sufficiency of which is hereby acknowledged, the Parties hereby amend the Agreement as follows:

1. Notwithstanding anything to the contrary in the Agreement, ownership of the Subsidiary Shares is hereby transferred from IFRS to Ball without any other action required on their part. Without limiting the foregoing, the Parties hereby instruct the Escrow Agent of that certain Escrow Agreement among the Parties of even date with the Agreement to deliver to Ball all outstanding stock certificates for stock in Subsidiary promptly after the date of this Agreement, and IFRS hereby agrees to deliver to Ball promptly after the date hereof any stock ledger, minute book, and all other records of Subsidiary.

2. Notwithstanding anything to the contrary in the Agreement, a Subsidiary Distribution shall be made at such time, if any, as the earlier of the foregoing occurs: (i) the net proceeds from the sale of substantially all of the assets of Subsidiary or a merger of Subsidiary with a third party equal at least One Dollar ($1.00) per share of IFRS Common Stock held by Pre-Transactions IFRS Stockholders as of the Closing Date or (ii) Ball elects to make a Subsidiary Stock Distribution. The Parties acknowledge that there is no certainty as to when or if a Subsidiary Stock Distribution will occur.

3. Ball shall be responsible for all costs incurred in connection with a Subsidiary Distribution.

4. Article IV of the Agreement is hereby incorporated herein by this reference as if set forth herein, with all references in said Article IV to the Management Agreement deemed to refer to this Amendment as well.

IN WITNESS WHEREOF, this Management Agreement is executed as of the date first above written.

INFRARED APPLICATIONS INC.

By: __/s/ Gary E. Ball_________________________

Name: Gary E. Ball

Title: President

INFRARED SYSTEMS INTERNATIONAL

By: __/s/ William M. Wright III_________________

Name: William M. Wright III

Title: President

TAKE FLIGHT EQUITIES, INC.

By: __/s/ William M. Wright III_________________

Name: William M. Wright III

Title: President

___/s/ William M. Wright III_________________

WILLIAM M. WRIGHT III

__/s/ Gary E. Ball_________________________

GARY E. BALL